Exhibit 99.1

Bryn Mawr Bank Corporation

FOR IMMEDIATE RELEASE:

FOR MORE INFORMATION CONTACT:

Ted Peters, Chairman

610-581-4800 or

610-525-2531 (evening)

J. Duncan Smith, CFO

610-526-2466 or

610-306-8489 (evening)

Bryn Mawr Bank Corporation Announces Conference Call to Discuss First Quarter 2006 Financial Results

Corporation begins quarterly conference calls to provide

a forum for shareholders, analysts and general public

BRYN MAWR, PA - April 18, 2006 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that it will release financial results for the first quarter ended March 31, 2006 on Tuesday, April 25th.

The Corporation is also pleased to announce its first earnings conference call, which will take place at 4:30 p.m. EDT on Tuesday, April 25, 2006. The conference call will provide a forum for the Corporation’s management to review the quarter’s financial results in detail, discuss the Corporation’s strategic direction, and provide participants with a forum in which to ask questions and provide feedback.

“We view these quarterly earnings conference calls as yet another way for us to effectively communicate and interact with our shareholders, analysts, and the public at-large” said Ted Peters,

Chairman and Chief Executive Officer. “Participants will have the opportunity to ask questions and gain further insight on the factors that affected our results during a given quarter. This is all in a format that will be available to all interested parties.”

Interested parties may participate by calling 973-582-2843 at 4:25 p.m. EDT and referencing conference PIN 7293475. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Wednesday, May 11, 2006. The number to call for the taped replay is 973-341-3080 and the conference PIN is 7293475.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within two hours of the conclusion of the call.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, target, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

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